Exhibit 99.1

VSE CORPORATION AGREES TO ACQUIRE PRECISION AVIATION GROUP IN TRANSFORMATIONAL AVIATION AFTERMARKET TRANSACTION

•	Acquisition expands VSE’s platform and capabilities in the high-margin, high-growth, mission-critical aviation aftermarket

•	Combination creates a leading independent, scaled aviation aftermarket pure play, and increases VSE estimated pro forma full year 2025 Aviation revenue by ~50%

•	VSE consolidated Adjusted EBITDA margin[1] expected to exceed 20% over the next few years as integration and synergy initiatives progress

•	Precision Aviation Group’s adjusted EBITDA margin¹ expected to be immediately accretive to VSE’s consolidated Adjusted EBITDA margin¹

•	VSE provides preliminary fourth quarter and full year 2025 results

•	VSE to host a presentation, conference call, and question-and-answer session on January 29, 2026, at 8:00 A.M. ET

MIRAMAR, FL., January 29, 2026 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aviation aftermarket distribution and repair services, announced today that it has entered into a definitive agreement to acquire Precision Aviation Group, Inc. (“PAG”), a portfolio company of GenNx360 Capital Partners (“GenNx”), for total upfront consideration of approximately $2.025 billion in cash and equity.

Founded in 1996 and headquartered in Atlanta, Georgia, PAG is a best-in-class global provider of aviation maintenance, repair, and overhaul (“MRO”) services, distribution, and supply chain solutions serving commercial, business and general aviation (“B&GA”), rotorcraft, and defense end markets. PAG operates 29 locations worldwide, employs more than 1,000 people, serves over 10,000 customers globally, and completes more than 175,000 repairs annually. PAG expects to generate approximately $615 million of adjusted revenue1 for the fiscal year ended December 31, 2025.

The acquisition is expected to significantly expand VSE’s scale and enhance its engine and component service capabilities across the aviation aftermarket, while maintaining a focused strategy centered on high-value, high-margin, mission-critical, and differentiated services. Together, VSE and PAG will create a more diversified, globally scaled aviation aftermarket platform with broader technical capabilities and an expanded portfolio of proprietary repair and solutions content designed to strengthen customer support, extend asset life, and reduce total cost of ownership.

[1]	Non-GAAP measure, see additional information at the end of this release regarding non-GAAP financial measures.

MANAGEMENT COMMENTARY

“This acquisition represents a pivotal moment for VSE and a major milestone in our strategy to build a scaled, differentiated, higher-margin aviation aftermarket platform,” said John Cuomo, President and Chief Executive Officer of VSE Corporation. “We have long admired PAG and view it as an exceptional strategic fit within the VSE portfolio. PAG adds a differentiated parts and services model, new and highly complementary capabilities, a best-in-class sales organization, a scaled MRO footprint, deep technical expertise, and strong customer and supplier relationships across growing commercial, B&GA, rotorcraft, and defense end markets.

“This transformational transaction is expected to significantly expand our scale, increase our proprietary solutions content, and further strengthen our position as a mission-critical partner to aviation operators worldwide. Together, we expect to deliver meaningful value for our customers, suppliers, employees, and shareholders through enhanced growth, greater diversification, and near-term margin expansion,” concluded Cuomo.

“We have built a reputation for customer responsiveness, expansive technical capabilities and dependable support for operators worldwide. Joining VSE represents an important next chapter for PAG,” said David Mast, Chief Executive Officer of Precision Aviation Group. “VSE shares our commitment to technical excellence, operational discipline, and world-class customer service. We are excited to combine our platforms to broaden capabilities, strengthen global reach, and accelerate long-term growth for the benefit of our customers, employees, and partners.”

“We are incredibly proud of the exceptional platform we have built at PAG and believe VSE is the ideal strategic partner to accelerate its next stage of growth,” said Pratik Rajeevan, Principal at GenNx360 Capital Partners. “Our significant equity rollover reflects our conviction in PAG’s momentum and in VSE’s ability to scale the platform, enhance capabilities, and deliver even greater value for customers,” added Ron Blaylock, Founder and Managing Partner of GenNx360 Capital Partners.

ACQUISITION OVERVIEW

PAG supports the global aviation aftermarket through four strategic business units:

1.

Component Services — Provides system and component repair and overhaul capabilities across hydraulics, pneumatics, starter generators, wheels and brakes, electrical systems, fuel accessories, batteries, instruments, and landing gear, serving commercial, B&GA, military fixed-wing, and rotorcraft platforms.

2.	Engine Services — Delivers component, accessory, engine and APU testing and overhaul for turbine-powered platforms across commercial, cargo, B&GA, rotorcraft, lessors, OEMs, and defense end markets.

3.

Avionics Services — Offers repair solutions for flight-critical electronic and electromechanical systems, including displays, sensors, engine and flight control systems, navigation, communications, and radar, serving commercial, B&GA, and military fixed-wing and rotorcraft platforms.

4.

Proprietary Solutions — Provides Designated Engineering Representative (“DER”) repairs, reverse engineering alternatives, and low-rate in-house manufacturing of structural parts, circuit boards, and subassemblies for commercial, B&GA, military fixed-wing, and rotorcraft applications.

STRATEGIC RATIONALE

•

Transformational scale and global footprint. The combined company is expected to operate 60 locations worldwide, with an industry-leading MRO network and centers of excellence that enhance customer proximity, turnaround times, aircraft-on-ground (“AOG”) support, and supply chain responsiveness.

•

Structural revenue and margin expansion. Margin improvement is supported by increased proprietary content and expanded repair capabilities. PAG’s margin profile, combined with VSE’s growing proprietary parts and repair solutions, is expected to drive operating leverage and support a path to exceed 20% consolidated Adjusted EBITDA margin¹ over the next few years as integration and synergy initiatives progress. In addition, PAG meaningfully scales VSE Aviation’s aftermarket revenue platform, representing an estimated ~50% increase in full year 2025 revenue on a pro forma basis.

•

Multiple synergy and value-creation levers. VSE expects more than $15 million of annualized synergy opportunities over the next few years, driven by cross-selling, insourcing of product support and repairs, operational and cost efficiencies, procurement savings, network optimization, and working capital and supply chain improvements.

•

Expanded pure-play aviation aftermarket portfolio. The combination creates an industry-leading repair and parts distribution platform spanning component and engine MRO, avionics, accessories, wheels and brakes, used serviceable material exchanges, and engineered proprietary repairs.

•

Enhanced end-market and customer diversification. The combined company expands exposure across commercial, cargo, B&GA, rotorcraft, engine lessors, OEMs, and defense end markets, increasing resilience through market cycles.

FINANCIAL HIGHLIGHTS AND TRANSACTION TERMS

Under the terms of the definitive agreement, VSE will acquire PAG for total upfront consideration of approximately $2.025 billion, subject to customary working capital adjustments, consisting of $1.75 billion in cash and approximately $275 million of equity consideration issued to GenNx, with registration rights, subject to a customary lock-up period, with such lock-up period expiring in three equal parts six-, 12-, and 18-months post-closing. In addition, the agreement includes up to $125 million in additional contingent earnout consideration, payable in cash or equity consideration at VSE’s sole discretion, based on PAG’s 2026 adjusted EBITDA1 performance.

Inclusive of full anticipated run-rate synergies, the total upfront consideration represents approximately 13.5x PAG’s expected adjusted EBITDA1 for the full year period ended December 31, 2025.

The cash portion of the upfront consideration is supported by a fully committed bridge facility.

The transaction is expected to close in the second quarter of 2026, subject to regulatory approvals and customary closing conditions.

PRELIMINARY FOURTH QUARTER AND FULL YEAR 2025 VSE CONSOLIDATED FINANCIAL RESULTS1

Preliminary estimates of VSE’s operating results as of and for the year ended December 31, 2025 are presented below. VSE has not yet finalized its operating results for this period. VSE’s actual operating results remain subject to the completion of its year-end closing process, which includes review by management and the Company’s audit committee. While carrying out such procedures, VSE may identify items that would require the Company to make adjustments to the preliminary estimates of its operating results set forth below. As a result, VSE’s actual operating results could be outside of the ranges set forth below and such differences could be material. Therefore, you should not place undue reliance on these preliminary estimates of VSE’s operating results. See cautionary note regarding “Forward-Looking Statements.”

The preliminary estimates of VSE’s operating results included below have been prepared by, and are the responsibility of, VSE’s management. VSE’s independent registered public accountants have not audited, reviewed, or performed any procedures with respect to such preliminary estimates of VSE’s operating results. The information presented herein should not be considered a substitute for the financial information VSE intends to file with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2025.

	Fourth Quarter 2025 (Preliminary-Unaudited)	Full Year 2025 (Preliminary-Unaudited)
Consolidated Results
Revenue	~$290 to ~$304 million	~$1,101 to ~$1,115 million
Operating Income	~$27 to ~$34 million	~$84 to ~$91 million
Adjusted EBITDA [1]	~$45 to ~$53 million	~$176 to ~$184 million

The Company expects to report a sequential quarterly improvement in free cash flow in the fourth quarter, resulting in positive free cash flow for the full year 2025.

The Company plans to fully disclose its fourth quarter and full year 2025 results, along with its 2026 outlook, next month.

ADVISORS

Perella Weinberg Partners served as exclusive financial and debt capital markets advisor to VSE.

[1]	Non-GAAP measure, see additional information at the end of this release regarding non-GAAP financial measures.

Jones Day served as legal counsel to VSE.

Winston & Strawn served as legal counsel, and JP Morgan and Jefferies served as sell-side advisors’ to GenNx360 Capital Partners.

CONFERENCE CALL DETAILS

A conference call will be held on January 29, 2026, at 8:00 A.M. ET to review the acquisition.

An audio webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. A replay of the audio webcast will be available at the same location following the conclusion of the call.

ABOUT VSE CORPORATION

VSE is a leading provider of aviation distribution and repair services for the commercial and B&GA aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers’ high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and B&GA operators. For more detailed information, please visit VSE’s website at www.vsecorp.com.

ABOUT PRECISION AVIATION GROUP

Precision Aviation Group (“PAG”) is a leading global provider of aviation aftermarket MRO, distribution, and supply chain services supporting B&GA, rotorcraft, and defense markets. PAG serves a broad global customer base and delivers technical expertise across engines, components, avionics, and proprietary repair solutions.

ABOUT GENNX360 CAPITAL PARTNERS

GenNx360 Capital Partners is a private equity firm focused on acquiring middle market business-to-business services companies. GenNx360 partners with companies having proven and sustainable business models in expanding industries with the objective of implementing and supporting value-enhancing organic and inorganic initiatives to accelerate growth, deliver cost efficiencies, and generate strong financial returns. GenNx360 was founded in 2006 and is headquartered in New York City. For more information on GenNx360, please visit www.gennx360.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases, represent VSE’s expectations or beliefs, including, but not limited to, statements concerning the expected financial and other benefits of the proposed acquisition of PAG, the expected timeline of the proposed acquisition of PAG, VSE’s operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this press release and VSE undertakes no ongoing obligation, other than that imposed by law, to update these statements as a result of new information, future events or otherwise. These statements relate to, among other things, VSE’s intent, belief or current expectations with respect to the acquisition of PAG, including anticipated financing and closing timeline related thereto; VSE’s future financial condition, results of operations or prospects; VSE’s business and growth strategies; and VSE’s financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond VSE’s control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation, risks related to:

•	the performance of the aviation aftermarket;

•	global economic and political conditions;

•	supply chain delays and disruptions;

•	competition from existing and new competitors;

•	losses related to investments in inventory and facilities;

•	interruptions in VSE’s operations;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	VSE’s ability to consummate the acquisition of PAG within the time frame VSE expects, if at all;

•

VSE’s ability to realize the expected strategic benefits and cost synergies from the acquisition of PAG, after taking into account any business disruption, maintenance of customer, employee, or supplier relationships, management distraction during the integration process or other factors beyond VSE’s control;

•	the accuracy of VSE’s assumptions related to the acquisition of PAG;

•	the significant expenses that have been incurred and will be incurred in connection with acquisition of PAG, whether or not the acquisition of PAG is completed;

•	VSE’s ability to finance the acquisition of PAG on acceptable terms, or at all;

•

VSE’s ability to successfully integrate and achieve the strategic and other objectives, including any expected synergies, relating to recently completed acquisitions, including the acquisition of Aero 3, Inc.;

•	access to and the performance of third-party package delivery companies;

•	prolonged periods of inflation and VSE’s ability to mitigate the impact thereof;

•	future business conditions resulting in impairments;

•	VSE’s ability to successfully divest businesses and to transition facilities in connection therewith;

•	VSE’s work on large government programs;

•	health epidemics, pandemics and similar outbreaks;

•	compliance with government rules and regulations, including tariffs and environmental and pollution risk;

•	VSE’s ability to mitigate the impacts of increased costs related to tariffs;

•	litigation and legal actions arising from VSE’s operations;

•	technology and cybersecurity threats and incidents;

•	VSE’s outstanding indebtedness, including the expected increase in indebtedness upon completion of the acquisition of PAG;

•	market volatility in the debt and equity capital markets;

•	VSE’s ability to continue to pay dividends at current levels or at all;

•	VSE’s published financial guidance;

•	VSE’s preliminary financial estimates, which represent management’s current estimates and are subject to change;

•

restrictions and limitations that may stem from financing arrangements VSE enters into or assumes in the future, or from the redemptions or repurchases VSE may undertake if the acquisition of PAG is not consummated; and

•

the other factors identified in VSE’s reports filed or expected to be filed with the SEC, including VSE’s Annual Report on Form 10-K for the year ended December 31, 2024, and VSE’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025.

You are advised, however, to consult any further disclosures VSE makes on related subjects in VSE’s periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this release also contains non-GAAP financial measures. These measures provide useful information to investors.

VSE considers VSE Adjusted EBITDA, VSE Adjusted EBITDA margin, PAG adjusted revenue, PAG adjusted EBITDA, PAG adjusted EBITDA margin, and Free Cash Flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate VSE’s business’ ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. VSE Adjusted EBITDA for the three months and fiscal year ended December 31, 2025, represents estimated operating income before depreciation and amortization expenses and excluding other non-recurring adjustments. VSE Adjusted EBITDA margin represents estimated operating income before depreciation and amortization expenses as a percentage of revenue. PAG adjusted revenue for the twelve months ended December 31, 2025, includes pre-acquisition revenue from companies acquired by PAG during the period. PAG adjusted EBITDA represents estimated operating income before depreciation and amortization expenses and includes the pre-acquisition portion of EBITDA from companies acquired by PAG during full year period ended December 31, 2025, that is not included in historical results, and excludes certain non-recurring items. PAG adjusted EBITDA margin represents estimated operating income before depreciation and amortization expenses and includes the pre-acquisition portion of EBITDA from companies acquired by PAG, that is not included in historical results, and excludes certain non-recurring items, as a percentage of revenue. PAG adjusted EBITDA and PAG adjusted EBITDA margin do not represent pro forma financial information prepared in accordance with Article 11 of Regulation S-X. Management believes Adjusted EBITDA and Adjusted EBITDA margin provides useful information about the Company’s and PAG’s operating performance as it isolates non-cash depreciation and amortization charges as well as interest expense and income taxes, which are non-operating items. Free Cash Flow represents operating cash flow less capital expenditures.

Additionally, VSE Adjusted EBITDA, VSE Adjusted EBITDA margin, PAG adjusted EBITDA,PAG adjusted EBITDA margin, and Free Cash Flow are presented as forward-looking non-GAAP financial measures based solely on information available to VSE as of the date of this press release and may differ materially from VSE’s actual operating results as a result of developments that occur after the date of this press release. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense, income amounts or anticipated synergies recognized in a given period. VSE is unable to present a quantitative reconciliation of the forward-looking VSE Adjusted EBITDA to net income in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K because certain information regarding the Company’s provision for income taxes is not available, and management cannot reliably predict all of the necessary components of net income at this time without unreasonable effort or expense. The unavailable information could have significant impact on the Company’s future financial results. VSE has provided the reconciliation below based on the information that is currently available to the Company.

Reconciliation of Estimated Operating Income to Estimated Adjusted EBITDA

	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025
(in millions)	Low		High		Low		High
Estimated Operating income	~$	27	~$	34	~$	84	~$	91
Depreciation and amortization		10		11		39		40
Other non-recurring adjustments(1)		8		9		53		54

Estimated Adjusted EBITDA	~$	45	~$	53	~$	176	~$	184

Note: Numbers may not sum due to rounding

(1)	Adjustments for discrete items, including stock-based compensation, acquisition, integration and restructuring costs, and other non-recurring expenses.

INVESTOR RELATIONS CONTACT

Michael Perlman

Vice President of Investor Relations and Treasury

Phone: (954) 547-0480

Email: investors@vsecorp.com